Exhibit 8.1

Subsidiaries of the Registrant

Company Name in English	Jurisdiction of Incorporation

Konami Marketing, Inc.	Japan

Konami Sports Corporation	Japan

Konami Real Estate, Inc.	Japan

Konami Computer Entertainment Osaka, Inc.	Japan

Konami Computer Entertainment Tokyo, Inc.	Japan

Konami Computer Entertainment Japan, Inc.	Japan

Konami Computer Entertainment Studios, Inc.	Japan

Konami Music Entertainment, Inc.	Japan

Konami Parlor Entertainment, Inc.	Japan

Konami Service, Inc.	Japan

Konami Career Management, Inc.	Japan

Konami School, Inc.	Japan

Konami Sports Life Corporation	Japan

Konami Mobile & Online, Inc.	Japan

The Club at Yebisu Garden Co., Ltd	Japan

Konami Parlor Research, Inc.	Japan

Konami Athletics, Inc.	Japan

Takara Co., Ltd.	Japan

Hudson Soft Co., Ltd.	Japan

Genki Co., Ltd.	Japan

Konami Corporation of America	U.S.A

Konami of America, Inc.	U.S.A

Konami Gaming, Inc.	U.S.A

Konami Computer Entertainment Hawaii, Inc.	U.S.A

Konami Corporation of Europe B.V.	Holland

Konami of Europe GmbH	Germany

Konami Marketing Europe Ltd.	U.K.

Konami Marketing (Asia) Ltd.	China

Konami Software Shanghai, Inc.	China

Konami Australia Pty Ltd.	Australia

Konami Gaming (Australia) Pty Ltd.	Australia